UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2006

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 20, 2006, the Board of Directors (the "Board") of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), extended the expiration date of outstanding option grants to Ray M. Harlin, the Company's Executive Vice President of Finance and Chief Financial Officer, Jeffrey S. Wardeberg, the Company's Chief Operating Officer, and William K. Farris, the Company's Vice President and General Manager of Dedicated Operations. The amendment had the following effect: (i) Mr. Harlin's option to purchase 50,000 shares of the Company's Class A common stock, originally granted on July 3, 1997 and previously set to expire on July 3, 2007, was amended to expire on July 3, 2012; (ii) Mr. Wardeberg's option to purchase 5,000 shares of the Company's Class A common stock, originally granted on September 18, 1997 and previously set to expire on September 18, 2007, was amended to expire on September 18, 2012; and (iii) Mr. Farris' option to purchase 10,000 shares of the Company's Class A common stock, originally granted on September 18, 1997 and previously set to expire on September 18, 2007, was amended to expire on September 18, 2012.

The decision to extend the expiration date of the outstanding options was based upon the recommendation of the Compensation Committee of the Company's Board, which committee consists entirely of independent, non-employee directors, and approval by the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.
Date: October 25, 2006	BY:	/s/Ray M. Harlin Ray M. Harlin Executive Vice President of Finance and Chief Financial Officer